Ex 32.1


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Assure Data, Inc. (the "Company") on Form 10-KSB for the period ending December 31, 2006 has filed with the Securities and Exchange Commission on the date hereof (the "Report"), I Robert Lisle, Chief Executive Officer, Chief Financial Officer and President of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Robert Lisle
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Robert Lisle, Chief Executive Officer, Chief
Financial and Accounting Officer and President


April 2, 2007